UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 2, 2014

XUMANII, INC.
 (Exact name of registrant as specified in its charter)

NEVADA	333-169280	90-09582397
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9550 South Eastern Ave. Suite 253-A86
Las Vegas, NV  89123

(Address of principal executive offices)(Zip Code)

800-416-5934

(Registrant's Telephone Number, Including Area Code)

Item 8.01 Other events

This filing endeavors to disclose certain transactions that have previously been partially reported. In several cases exhibits are filed attached to this filing.

1)	LS Technology purchased stock from Alex Frigon in October, 2013 in conjunction with Frigon’s resignation. Attached is the stock purchase agreement.

2)
RMT acquisition July, 2014: ACLH, LLC entered into an agreement to acquire RMT. ACLH is an entity associated with Xumanii’s President. ACLH assigned the agreement to Xumanii without receiving any compensation. The transaction was done this way because RMT was not originally considered synergistic with Xumanii’s operations. It was later determined that RMT was synergistic with Xumanii. Attached is the assignment order and acquisition document.

* Pursuant to Item 601(b)(2) of Regulation S-K, certain of the exhibits and schedules may have been omitted. If so, such exhibits and schedules will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Xumanii International Holdings Corp, Inc.

Date: October 2, 2014	By:	/s/ Adam Radly
Adam Radly
Chairman & Chief Executive Officer